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                UNIROYAL TECHNOLOGY CORPORATION AND SUBSIDIARIES

                                  EXHIBIT 11.1

                        Computation of Per Share Earnings


                                        October 1,       September 26,      September 27,        September 28,     September 29,
                                          2000               1999               1998                 1997              1996
                                        -----------      -------------      ------------         -------------     -------------
NET INCOME (LOSS)
 (in thousands):
(Loss) income from continuing
   operations before dis-
   continued operations and
   extraordinary item                  $   (10,659)       $     1,251        $     2,301         $    (2,258)      $   (15,489)
Less: Preferred stock
   dividends                                     -                  -                  -                (220)             (420)
                                       -----------        -----------        -----------         -----------       -----------
(Loss) income from continuing
  operations before dis-
  continued operations and
  extraordinary item avail-
  able to common stock-
  holders                                  (10,659)             1,251              2,301              (2,478)          (15,909)
Income from discontinued
  operations                                57,346              4,269              5,726               2,637             1,088
Extraordinary loss                               -                  -             (5,637)                  -                 -
                                       -----------        -----------        -----------         -----------       -----------
Net income (loss) for basic
  and diluted earnings per
  share                                $    46,687        $     5,520        $     2,390         $       159       $   (14,821)
                                       ===========        ===========        ===========         ===========       ===========
SHARES:
Weighted average number
  of  shares outstanding for
  basic earnings per share              24,937,364         24,315,992         26,463,084          26,633,930        26,334,932
Additional shares issuable
  under stock options and
  warrants for diluted
  earnings per share                             -          2,256,676          2,799,052                   -                 -
                                       -----------        -----------        -----------         -----------       -----------
Weighted average number
  of shares outstanding for
  diluted earnings per
  share                                 24,937,364         26,572,668         29,262,136          26,633,930        26,334,932
                                       ===========        ===========        ===========         ===========       ===========
BASIC EARNINGS (LOSS)PER
  SHARE:
(Loss) income from continuing
  operations before dis-
  continued operations and
  extraordinary item                  $     (0.43)       $      0.05        $       0.09        $      (0.09)      $     (0.60)
Income from discontinued operations          2.30               0.18                0.21                0.10              0.04
Extraordinary loss                              -                  -               (0.21)                  -                 -
                                      -----------        -----------        ------------        ------------       -----------
Net income (loss)                     $      1.87        $      0.23        $       0.09        $       0.01       $     (0.56)
                                      ===========        ===========        ============        ============       ===========
DILUTED EARNINGS
  (LOSS) PER SHARE:
(Loss) income from continuing
  operations before dis-
  continued operations and
  extraordinary item                  $     (0.43)       $      0.05        $       0.08        $     (0.09)       $     (0.60)
Income from discontinued operations          2.30               0.16                0.19               0.10               0.04
Extraordinary loss                              -                  -               (0.19)                 -                  -
                                      -----------        -----------        ------------        -----------        -----------
Net income (loss)                     $      1.87        $      0.21        $       0.08        $      0.01        $     (0.56)
                                      ===========        ===========        ============        ===========        ===========
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